EARNINGS PRESENTATION FIRST QUARTER 2022 2022

2FIRST QUARTER 2022 EARNINGS PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, including Apollo Bancshares, Inc., as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; the adverse impact of COVID-19 (economic and otherwise) on the Company and its customers, counterparties, employees, and third-party service providers, and the adverse impacts to our business, financial position, results of operations and prospects; government or regulatory responses to the COVID-19 pandemic; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in borrower credit risks and payment behaviors including as a result of the financial impact of COVID-19; changes in retail distribution strategies, customer preferences and behavior (including as a result of economic factors); changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the Paycheck Protection Program (“PPP”); Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses. The risks relating to the proposed Apollo Bancshares, Inc. merger include, without limitation, failure to obtain the approval of shareholders of Apollo Bancshares, Inc. and Apollo Bank in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to the closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Apollo Bancshares, Inc., including unexpected transaction costs, the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; and the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

3FIRST QUARTER 2022 EARNINGS PRESENTATION • $10.9 billion in assets as of March 31, 2022, operating in the nation’s third- most populous state • Strong presence in Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 market share in Port Saint Lucie MSA ▪ #2 Florida-based bank in West Palm Beach/Fort Lauderdale ▪ #2 Florida-based bank in St. Petersburg • Among the largest publicly traded community banks headquartered in Florida • Market Cap: $2.1 billion as of March 31, 2022 • Highly disciplined credit portfolio • Strong liquidity position • Prudent capital position to support further organic growth and opportunistic acquisitions • Unique customer analytics capabilities drive value creation with new, acquired, and existing customers Jacksonville MSA West Palm Beach Fort Lauderdale Miami MSA Port St. Lucie MSA Orlando MSA Tampa St. Petersburg MSA Naples Fort Myers MSA Valuable Florida Franchise, Well-Positioned for Growth with Strong Capital, Liquidity and Disciplined Credit Culture SEACOAST BANK FOOTPRINT

Florida's Economic Growth Continues

Attracted by Florida's favorable business climate, lower taxes, warmer weather and easy flights to the Northeast, record numbers of individuals and companies have completed or announced plans to relocate operations to Florida.

14.6%

Between 2010 and 2020, Florida's population grew at twice the rate of overall U.S. population growth

21.7 M

The number of Floridians, making Florida the third most populous state in the nation

#1

Florida was the top state for net in-migration for the ***fifth*** consecutive year

360,000

Florida's population growth in 2020, the equivalent of adding a city the size of Orlando

Sources: US Census data; The Florida Legislature Office of Economic & Demographic Research

South Florida SunSentinel

More Northeast-based Businesses Look To Put Down Roots In South Florida

INSIDER

Businesses Are Flocking to Florida

FIRSTCOAST NEWS — ON YOUR SIDE

Jacksonville's Economic Growth Surpasses City's Expectations

The Miami Herald

New Business Financing Strategies Emerge As South Florida Becomes "Silicon Valley East"

INSIDER

Tech Jobs, Sun, And No Income Tax: Experts Explain Why Florida Is Poised To Keep Growing Even After The Pandemic

THE WALL STREET JOURNAL.

Pandemic Turns Florida's West Palm Beach Into Office Boomtown

Naples Daily News

Collier County Continues To Grow And Develop. There's No Stopping It.

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 4

5FIRST QUARTER 2022 EARNINGS PRESENTATION • Net interest margin expanded nine basis points to 3.25%. Excluding the effect of PPP and accretion on acquired loans, net interest margin expanded 14 basis points to 3.05%. • Asset sensitive balance sheet and ample liquidity support the opportunity for continued expansion of NIM in future periods. • Yield on securities expanded 11 basis points to 1.68% and yield on non-PPP loans expanded six basis points to 4.24%. • Cost of deposits remained flat at six basis points. • Investment in commercial banking talent over the prior year supported disciplined organic loan growth of 7% on an annualized basis. • Commercial loan originations increased 83% from the first quarter of 2021 to $373 million. The late stage pipeline exiting the quarter is $620 million, setting the stage for continued growth in the coming quarter. • Continued strong asset quality trends, with nonperforming loans declining to 0.41% of total loans. $5.1 million of provision build upon closing of two acquisitions. • Strong deposit growth, with organic deposits increasing 25% on an annualized basis. • Building long-term shareholder value through long-term growth in tangible book value per share, ending the period at $17.12, an increase of 3% over the prior year. Excluding the decrease in fair value of AFS debt securities, tangible book value per share would have been $18.19, or an increase of 9% year-over-year. • Established market presence in Naples, Sarasota, and Jacksonville, and announced the upcoming acquisition of Apollo Bancshares, Inc., which brings five locations in Miami- Dade County. This expansion across some of the best banking markets in the United States will lead to strong franchise value creation in the coming years. • Increased quarterly dividend from $0.13 to $0.17 given balance sheet strength and continued strong outlook for capital generation. First Quarter 2022 Highlights

6FIRST QUARTER 2022 EARNINGS PRESENTATION Net Interest Income and Margin ($ in th ou sa nd s) $66,741 $65,933 $71,455 $72,412 $76,639 3.51% 3.23% 3.22% 3.16% 3.25% 3.25% 3.03% 2.89% 2.91% 3.05% Net Interest Income Net Interest Margin NIM, excluding PPP and accretion on acquired loans 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 • Net interest income1 totaled $76.6 million, an increase of $4.2 million, or 6%, from the prior quarter. • Net interest margin expanded nine basis points to 3.25% and, excluding the effect of PPP and accretion on acquired loans, net interest margin increased 14 basis points to 3.05%. • Securities yields expanded eleven basis points to 1.68%, reflecting the addition of higher yielding securities during the quarter. Non-PPP loan yields expanded six basis points to 4.24%, benefiting from $678.7 million in loan originations during the first quarter of 2022. • Cost of deposits remained flat quarter-over-quarter at six basis points. 1Calculated on a fully taxable equivalent basis using amortized cost.

Continued Strength in Noninterest Income

Noninterest Income ($ in thousands)



Service Charges
Interchange Income
Wealth Management
Mortgage Banking
Other Income[2]
BOLI
$17,671
$859
$4,106
$4,225
$2,323
$3,820
$2,338
$18,706
$1,295
$6,284
$2,030
$2,356
$4,135
$2,606
$15,373
$1,334
$2,765
$1,686
$2,659
$4,128
$2,801
1Q'21
4Q'21
1Q'22

Adjusted Noninterest Income[1] ($ in thousands)



Service Charges
Interchange Income
Wealth Management
Mortgage Banking
Other Income[3]
BOLI
$17,785
$859
$4,220
$4,225
$2,323
$3,820
$2,338
$18,330
$1,295
$5,908
$2,030
$2,356
$4,135
$2,606
$15,825
$1,334
$3,217
$1,686
$2,659
$4,128
$2,801
1Q'21
4Q'21
1Q'22

Noninterest income declined $3.3 million from the prior quarter to $15.4 million, and adjusted noninterest income[1] declined $2.5 million to $15.8 million. Changes on an adjusted basis include:

- Wealth management income was $2.7 million in the first quarter, an increase of $0.3 million compared to the prior quarter, reflecting continued success at winning new relationships.
- Mortgage banking fees were $1.7 million, compared to $2.0 million in the prior quarter, the result of lower saleable production due to low housing inventory and slowing refinance demand.
- Other income decreased by $2.7 million in the first quarter of 2022, reflecting lower income on SBIC investments and the fourth quarter of 2021 gain on sale of a website domain name, partially offset by higher loan swap-related income.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Income includes income and gains on SBIC investments, SBA gains, marine finance fees, a gain on the sale of a website domain name obtained in a prior bank acquisition, and other fees related to customer activity as well as securities losses of $55 thousand in 1Q'21, $379 thousand in 4Q'21 and $452 thousand in 1Q'22.
[3]Other Income on an adjusted basis includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity.

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 7

Continued Focus on Disciplined Expense Control



Noninterest Expense ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$46,120
$5,658
$2,582
$5,828
$4,468
$1,211
$26,373
$50,263
$5,872
$2,461
$5,693
$5,165
$1,304
$29,768
$58,917
$6,661
$4,789
$6,145
$6,156
$1,446
$33,720
1Q'21
4Q'21
1Q'22



Adjusted Noninterest Expense[1] ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Salaries & Benefits
$43,879
$5,643
$1,997
$5,468
$4,468
$26,303
$48,309
$5,791
$2,049
$5,546
$5,157
$29,766
$50,705
$6,541
$1,899
$6,070
$5,524
$30,671
1Q'21
4Q'21
1Q'22

Noninterest expense increased $8.7 million, which includes a $6.2 million increase in merger-related expenses, and adjusted noninterest expense[1] increased $2.4 million sequentially. Changes quarter-over-quarter on an adjusted basis include:

- Salaries and benefits increased $0.9 million, primarily reflecting the impact of higher seasonal payroll taxes and 401(k) contributions and an expanded footprint.
- Data processing costs increased by $0.4 million, which includes expenses incurred for the launch of the Company's enhanced online and mobile banking platform in the first quarter of 2022.
- Occupancy and telephone increased by $0.5 million, reflecting our expansion into the Naples, Sarasota, and Jacksonville markets.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, provision for credit losses on unfunded commitments, foreclosed property expense and net loss/(gain) on sale, and other expenses associated with ongoing business operations.

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 8

9FIRST QUARTER 2022 EARNINGS PRESENTATION Efficiency Ratio Trend Palm Beach Community Bank and North Star Bank Acquisitions Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n 57% 53% 49% 48% 60% 50% 62% 48% 53% 55% 60% 54% 62% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 56% 51% 49% 48% 54% 50% 55% 49% 52% 53% 51% 53% 55% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 GAAP - Efficiency Adjusted - Efficiency1 • The efficiency ratio was 62.3% for the first quarter of 2022 compared to 53.7% in the prior quarter and 53.2% in the first quarter of 2021. Increases in the first quarter of 2022 reflect higher expenses from the acquisitions of BBFC and Sabal Palm. • The adjusted efficiency ratio1 was 54.9% for the first quarter of 2022 compared to 53.4% in the prior quarter and 52.0% in the first quarter of 2021. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. First Bank of the Palm Beaches Freedom Bank Legacy Bank of Florida Sabal Palm Bank and Florida Business Bank

10FIRST QUARTER 2022 EARNINGS PRESENTATION Building Florida’s Leading Commercial Bank $100 $200 $300 $400 $500 $600 Ron York joins as Treasury Management Executive Previously with First Horizon Chris Rolle joins as West FL Regional Market President, formerly Director of Middle Market Banking at Synovus and Central FL Market President at BB&T Dan Hilken joins as Central FL Regional Market President with a 30-year career, most recently with Wells Fargo Austen Carroll joins as Chief Lending Officer Previously Chief Banking Officer at Ameris James Norton joins as CRE Director, formerly Executive Director of Real Estate Banking at JPMorgan Chase Brannon Fitch formerly of BB&T, joins as Northeast FL Market President leading strategic geographic expansion Growth continues in Central FL Four bankers join in Orlando and Lakeland (JPMorgan Chase, Regions, TD Bank, Wells Fargo) South Florida expansion continues Six bankers join in Palm Beach and Broward counties (TD Bank and Legacy Bank) James Stallings joins as Chief Credit Officer after almost 25 years with BB&T 4Q 20203Q 2020 1Q 2021 2Q 2021 3Q 2021 1Q 20224Q 2021 West and North Florida expansion continues 14 bankers join YTD in Jacksonville, Naples, St. Petersburg TOTAL COMMERCIAL PIPELINE OF $620MM In the first quarter of 2022, Seacoast expanded the footprint in Naples/Southwest Florida and Jacksonville/Northeast Florida with key additions to our commercial banking leadership and the addition of 14 experienced bankers in the state’s most dynamic and fastest growing markets. Co m m er ci al P ip el in e ($ in m ill io ns )

11FIRST QUARTER 2022 EARNINGS PRESENTATION Commercial Real Estate - Owner Occupied $1,284,515 20% Construction and Land Development $259,421 4% Paycheck Protection Program $39,256 1% Consumer $169,724 3% Commercial & Financial $1,132,506 17% Commercial Real Estate - Non-Owner Occupied $1,966,150 30% Residential Real Estate $1,599,645 25% At March 31, 2022 ($ in thousands) Seacoast's Lending Strategy Produced and Sustains a Diverse Loan Portfolio The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 20% and 172%, respectively, of total consolidated risk based capital. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast’s average commercial loan size is $524 thousand.

12FIRST QUARTER 2022 EARNINGS PRESENTATION $5,661 $5,437 $5,906 $5,925 $6,451 $5,079 $5,073 $5,715 $5,834 $582 $364 $191 $91 4.39% 4.33% 4.49% 4.31% 4.30% 4.15% 4.13% 4.03% 3.94% 4.00% Yield Excluding PPP and Accretion on Acquired Loans Reported Yield PPP Loans Loans Excluding PPP 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 Total Loans Outstanding ($ in millions) Disciplined Approach to Lending in an Expanding Florida Economy Loans outstanding, excluding PPP and excluding the impact of acquired banks and purchases, increased $104 million, or 7% annualized. Total loan originations were $678.7 million, and the commercial pipeline increased 56% to a record $619.5 million. Loan yields excluding PPP and accretion on acquired loans expanded to 4.00% from 3.94%. Growth occurred across all loan types, building diversity in the portfolio. 1Total loans outstanding as of 1Q’22 includes $39 million in PPP loans. 1

Investment Securities Performance and Composition


($ in millions)
$1,051
1.65%
$512
$1,323
1.63%
$493
$1,546
1.59%
$527
$1,644
1.57%
$639
$1,707
1.68%
$747
1Q'21
2Q'21
3Q'21
4Q'21
1Q'22
HTM Securities
AFS Securities
Yield

- Portfolio yield increased 11 basis points to 1.68% from 1.57% in the prior quarter.
- AFS securities ended the quarter with a net unrealized loss of $95.9 million compared to an unrealized loss of $9.3 million at December 31, 2021, largely due to the rise in short and medium term interest rates during the first quarter.
- High quality portfolio consisting of 82% agency backed, with the remainder being high quality investment grade bonds. CLO portfolio is 61% AAA and 39% AA.
- AFS portfolio duration of 3.19.

Unrealized Gain (Loss) in Securities as of March 31, 2022

(in thousands)	Amortized Cost	Fair Value	Net Unrealized Gain (Loss)	Δ from 4Q'21
Available for Sale				
Government backed	$ 6,240	$ 6,281	$ 41	$ (272)
Agency mortgage backed	1,335,336	1,244,670	(90,666)	(78,665)
Private label MBS and CMOs	114,286	111,296	(2,990)	(3,661)
CLO	315,168	313,124	(2,044)	(1,983)
Municipal	31,533	31,248	(285)	(2,024)
Total Available for Sale	**$ 1,802,563**	**$ 1,706,619**	**$ (95,944)**	**$ (86,605)**
Held to Maturity				
Agency mortgage backed	$ 747,004	$ 709,492	$ (37,512)	(26,270)
Total Held to Maturity	$ 747,004	$ 709,492	$ (37,512)	$ (26,270)
Total Securities	**$ 2,549,567**	**$ 2,416,111**	**$ (133,456)**	**$ (112,875)**

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 13

14FIRST QUARTER 2022 EARNINGS PRESENTATION $ in m ill io ns $1,478 $1,727 $1,804 $1,987 $2,543 $3,265 $3,300 $3,021 $3,676 $1,163 $1,203 $1,494 $1,583 $1,564 $1,816 $2,073 $2,283 $2,454 $315 $524 $310 $404 $979 $1,449 $1,228 $738 $1,223 Securities Cash and cash equivalents 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Strong Liquidity Position Available to Leverage at Higher Rates

15FIRST QUARTER 2022 EARNINGS PRESENTATION Low Historical Deposit Beta Coupled with Favorable Deposit Composition 0.25% 0.29% 0.50% 0.50% 0.50% 0.55% 1.00% 1.04% 1.25% 1.30% 1.53% 1.80% 2.01% 2.28% 2.50% 2.50% 0.13% 0.12% 0.13% 0.10% 0.15% 0.14% 0.14% 0.17% 0.22% 0.29% 0.33% 0.39% 0.43% 0.54% 0.67% 0.76% Fed Funds Rate Cost of Deposits 3Q’15 4Q’15 1Q’16 2Q’16 3Q’16 4Q’16 1Q’17 2Q’17 3Q’17 4Q’17 1Q’18 2Q’18 3Q’18 4Q’18 1Q’19 2Q’19 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 31.7% 38.1% 10.5% 10.1% 11.2% 5.7% 22.5% 24.4% 24.1% 21.6% Noninterest demand Savings Time Deposits Interest-bearing demand Money Market 09/30/15 03/31/22 1Beta is calculated as the change in deposit costs divided by the change in Fed Funds Rate Total 3Q15 to 2Q19 Deposit Beta1 equal to 28% Favorable deposit composition compared to prior start of rate cycle. Deposit Mix

16FIRST QUARTER 2022 EARNINGS PRESENTATION 62% Deposits Outstanding ($ in millions) $7,386 $7,836 $8,334 $8,068 $9,244 $4,333 $4,716 $4,932 $4,966 $5,776 $2,440 $2,618 $2,785 $2,547 $2,937 $613 $502 $617 $555 $531 0.25% 0.25% 0.25% 0.25% 0.50% 0.13% 0.08% 0.07% 0.06% 0.06% Transaction Accounts Savings & Money Market Time Deposits Fed Funds Cost of Deposits 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 Strong Deposit Franchise Supported by Attractive Markets Continued focus on organic growth and relationship- based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Total deposits increased $1.2 billion quarter-over- quarter. The acquisitions of BBFC and Sabal Palm resulted in additions of $562.3 million in total deposits during the first quarter of 2022. Organic deposits increased 25% on an annualized basis. Transaction accounts increased 33% year-over-year and represent 62% of overall deposit funding. As of March 31, 2022, deposits per banking center were $163.4 million, compared to $153.6 million at December 31, 2021.

17FIRST QUARTER 2022 EARNINGS PRESENTATION $589 $1,025 $1,228 1Q'20 1Q'21 1Q'22 Assets Under Management ($ in millions) 38% CA GR A Continued Focus on Building Wealth Management Assets under management totaled $1.2 billion at March 31, 2022, increasing 20% from March 31, 2021. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. Wealth management income was $2.7 million in the first quarter of 2022, compared to $2.4 million in the prior quarter, and $2.3 million in the prior year quarter. Since March 31, 2020, assets under management have increased at a compound annual growth rate (“CAGR”) of 38%.

18FIRST QUARTER 2022 EARNINGS PRESENTATION Successful online and mobile upgrade deliver an improved customer experience 10K+ 60,000+ customers began using the system in the first week Personal Financial Management (PFM) users Seacoast Bank successfully upgraded its online and mobile banking platform in Q1 for consumers, small businesses, and commercial customers. New features and functionality enabled by best-in-class technology now deliver an improved user experience consistent across devices. Migrate over 100,000+ end users Drive adoption of new features with the goal of improving customer satisfaction 10 new features, 400+ functions in total prior P2P providervs. 30%+ adoption rate in first week over expected benchmark 75% of customers logged in through 3/31/2022. This app is fantastic and made me change banks. You can add your credit accounts and other bank accounts to it. One app that can hold on your financial institution in one!! 3x Zelle® volume Customer Adoption New feature adoption outpaced expectations with: APP STORE CUSTOMER GOALS

19FIRST QUARTER 2022 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 259,421 $ 2,268 0.87% $ 586 0.23 % Owner Occupied Commercial Real Estate 1,284,515 9,294 0.72 5,061 0.39 Commercial Real Estate 1,966,150 43,922 2.23 14,029 0.71 Residential Real Estate 1,599,645 14,075 0.88 416 0.03 Commercial & Financial 1,132,506 17,725 1.57 3,967 0.35 Consumer 169,724 2,554 1.50 67 0.04 Total Excluding PPP $ 6,411,961 $ 89,838 1.40% $ 24,126 0.38 % Paycheck Protection Program $ 39,256 $ — — % $ — — % Total $ 6,451,217 $ 89,838 1.39% $ 24,126 0.37 % The acquisitions of Sabal Palm Bank and Florida Business Bank resulted in an initial provision for credit losses of $5.1 million impacting the first quarter 2022. The total allowance for credit losses of $89.8 million as of March 31, 2022 represents management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $24.1 million will be earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $2.4 million is reflected within Other Liabilities.

20FIRST QUARTER 2022 EARNINGS PRESENTATION Net Charge-Offs $370 $655 $1,432 $570 $790.03% 0.05% 0.10% 0.04% NCO NCO/Total Loans 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 Nonperforming Loans $35,328 $32,920 $32,612 $30,598 $26,209 0.62% 0.61% 0.55% 0.52% 0.41% NPL NPL/Total Loans 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 $86,643 $81,127 $87,823 $83,315 $89,838 1.71% 1.60% 1.54% 1.43% 1.40% 1.53% 1.49% 1.49% 1.41% 1.39% ACL ACL/Total Loans Excluding PPP ACL/Total Loans 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 9% 7% 10% 9% 8% 7% 6% 4% 4% 4% Classified Special Mention 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 Allowance for Credit Losses ($ in thousands) Criticized Loans as a % of Risk-Based Capital Continued Strong Asset Quality Trends

21FIRST QUARTER 2022 EARNINGS PRESENTATION $16.62 $17.08 $17.52 $17.84 $17.12 $20.89 $21.33 $22.12 $22.40 $22.15 Tangible Book Value Per Share Book Value Per Share 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 10.7% 10.4% 10.6% 11.1% 9.9% 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 19.1% 19.2% 18.6% 18.2% 17.7%18.1% 18.3% 17.7% 17.4% 16.8% Total Risk Based Capital Tier 1 Ratio 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 15.6% 13.9% 9.6% 14.3% 8.0% 16.0% 14.3% 11.7% 14.1% 10.0% GAAP - ROTCE Adjusted - ROTCE 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Strong Capital Supporting a Fortress Balance Sheet

22FIRST QUARTER 2022 EARNINGS PRESENTATION $10.41 $10.55 $10.95 $11.15 $11.39 $11.67 $12.01 $12.33 $12.98 $13.65 $14.30 $14.76 $14.42 $15.11 $15.57 $16.16 $16.62 $17.08 $17.52 $17.84 $17.12 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 • The decline in tangible book value per share during the first quarter of 2022 was primarily attributed to the decrease in fair value of debt securities driven by the change in the rate environment. Excluding the decrease in fair value of debt securities, tangible book value per share would have been $18.19, or an increase of 9% year-over-year. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. • Initiated a quarterly cash dividend of $0.13 in the second quarter of 2021. In the second quarter of 2022, the dividend increases to $0.17 per share. Long Term Growth in Shareholder Value Compounded annual growth rate of 10% in tangible book value per share since the first quarter of 2017.

Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF

24FIRST QUARTER 2022 EARNINGS PRESENTATION Appendix

25FIRST QUARTER 2022 EARNINGS PRESENTATION Quarterly Trend (Amounts in thousands) 1Q'22 4Q'21 3Q'21 2Q'21 1Q'21 Commercial pipeline at period end $ 619,547 $ 397,822 $ 368,907 $ 322,014 $ 240,871 Commercial loan originations1 372,986 408,948 331,618 193,028 204,253 Residential pipeline-saleable at period end 25,745 30,102 42,847 60,585 92,141 Residential loans-sold 51,222 69,224 95,136 120,099 138,337 Residential pipeline-portfolio at period end 87,950 25,589 35,387 54,132 72,448 Residential loans-retained2 175,457 49,065 250,820 118,126 46,620 Consumer pipeline at period end 61,613 29,739 30,980 31,748 28,127 Consumer originations 79,010 72,626 66,400 63,702 46,745 PPP originations — — — 23,529 232,478 Total Pipelines at Period End $ 794,855 $ 483,252 $ 478,121 $ 468,479 $ 433,587 Total Originations $ 678,675 $ 599,863 $ 743,974 $ 518,484 $ 668,433 1Includes purchases of $19.3 million in 4Q’21 and $17.1 million in 3Q’21. 2Includes purchases of $111.3 million in 1Q’22, $180.8 million in 3Q'21 and $38.4 million in 2Q’21. Loan Production and Pipeline Trend

26FIRST QUARTER 2022 EARNINGS PRESENTATION Fair Value of Assets and Liabilities Acquired (In thousands) January 3, 2022 Assets: Cash $ 38,332 Debt Securities 26,011 Loans by Segment Construction and Land Development 8,414 Commercial Real Estate - Owner-Occupied 44,564 Commercial Real Estate - Non-Owner-Occupied 52,034 Residential Real Estate 5,421 Commercial and Financial 9,321 Consumer 61 PPP Loans 1,959 Total Loans 121,774 Fixed Assets 2,102 Core Deposit Intangibles 2,621 Goodwill 7,962 Totals $ 198,802 Liabilities Deposits 166,326 Other Liabilities 499 Totals $ 166,825 Business Bank of Florida, Corp. Acquisition Loan Portfolio Valuation and CECL Impact • 3.18% / $3.9 million total pre-tax mark, including: ◦ $2.1 million of accretable mark and ◦ $1.8 million initial ACL • Day 1 provision of $1.8 million Purchase Price (In thousands, except per share data) January 3, 2022 Total number of SBCF common shares issued 889 Multiplied by common stock price per share on January 3, 2022 $ 35.39 Value of common stock issued 31,480 Fair value of options converted 497 Total Purchase Price $ 31,977

27FIRST QUARTER 2022 EARNINGS PRESENTATION Fair Value of Assets and Liabilities Acquired (In thousands) January 3, 2022 Assets: Cash $ 170,609 Time Deposits with other banks 6,473 Loans by Segment Construction and Land Development 9,009 Commercial Real Estate - Owner-Occupied 56,591 Commercial Real Estate - Non-Owner-Occupied 87,280 Residential Real Estate 72,227 Commercial and Financial 17,501 Consumer 232 PPP Loans 3,312 Total Loans 246,152 Fixed Assets 1,745 Core Deposit Intangibles 5,587 Goodwill 26,489 Other Assets 5,189 Totals $ 462,244 Liabilities Deposits 395,952 Other Liabilities 4,194 Totals $ 400,146 Loan Portfolio Valuation and CECL Impact • 2.45% / $6.1 million total pre-tax mark, including: ◦ $2.7 million of accretable mark and ◦ $3.4 million initial ACL • Day 1 provision of $3.3 million Sabal Palm Bancorp, Inc. Acquisition Purchase Price (In thousands, except per share data) January 3, 2022 Total number of SBCF common shares issued 1,660 Multiplied by common stock price per share on January 3, 2022 $ 35.39 Value of common stock issued 58,762 Fair value of options converted 3,336 Total Purchase Price $ 62,098

28FIRST QUARTER 2022 EARNINGS PRESENTATION Transaction Value • $168.3 million fully diluted, $36.65 per Apollo Bancshares, Inc. common share1 Consideration • Apollo Bancshares, Inc. shareholders will receive 1.006529 shares of Seacoast common stock • Apollo Bank minority interest shareholders will receive 1.195651 shares of Seacoast common stock • Options are rolled over into Seacoast options based on an exchange ratio of 1.006529 Closing • Expected early fourth quarter 2022 Required Approvals • Regulatory authorities • Apollo Bancshares, Inc. and Apollo Bank shareholders Additional Details and Assumptions • Apollo shareholders to own approximately 6.9% of Seacoast following the transaction • Approximately 39% cost savings (100% realized in 2023 and thereafter) • Estimated core deposit intangibles of 1.75% amortized using straight-line method over 6 years • 2.40% / $16.4 million gross pre-tax credit mark on the loan portfolio • Pre-tax negative interest rate mark on securities portfolio of ~$8.2 million, amortized over the expected life of the portfolio. Apollo’s existing accumulated other comprehensive income on its balance sheet is included in this interest rate mark • Other rate and fair value marks of a combined net ~$2.8 million of pre-tax purchase accounting marks representing a positive impact on equity at closing 1Based on Seacoast closing price of $35.48 on March 28, 2022 and based on a blended exchange ratio of 1.0328x Seacoast shares Source: S&P Capital IQ Pro Apollo Bancshares, Inc. Transaction Summary

29FIRST QUARTER 2022 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'22	4Q'21	Quarterly Trend 3Q'21	2Q'21	1Q'21
Net Income	**$ 20,588**	**$ 36,330**	**$ 22,944**	**$ 31,410**	**$ 33,719**
Total noninterest income	15,373	18,706	19,028	15,322	17,671
Securities losses/(gains), net	452	379	30	55	114
Gain on sale of domain name (included in other income)	—	(755)	—	—	—
Total Adjustments to Noninterest Income	452	(376)	30	55	114
Total Adjusted Noninterest Income	**15,825**	**18,330**	**19,058**	**15,377**	**17,785**
Total noninterest expense	58,917	50,263	55,268	45,784	46,120
Merger related charges	(6,692)	(482)	(6,281)	(509)	(581)
Amortization of intangibles	(1,446)	(1,304)	(1,306)	(1,212)	(1,211)
Branch reductions and other expense initiatives	(74)	(168)	(870)	(663)	(449)
Total Adjustments to Noninterest Expense	(8,212)	(1,954)	(8,457)	(2,384)	(2,241)
Total Adjusted Noninterest Expense	**50,705**	**48,309**	**46,811**	**43,400**	**43,879**
Income Taxes	5,834	8,344	7,049	8,785	10,157
Tax effect of adjustments	2,196	280	2,081	598	577
Effect of change in corporate tax rate on deferred tax assets	—	774	—	—	—
Total Adjustments to Income Taxes	2,196	1,054	2,081	598	577
Adjusted Income Taxes	8,030	9,398	9,130	9,383	10,734
Adjusted Net Income	**$ 27,056**	**$ 36,854**	**$ 29,350**	**$ 33,251**	**$ 35,497**
Earnings per diluted share, as reported	$ 0.33	$ 0.62	$ 0.40	$ 0.56	$ 0.60
Adjusted Earnings per Diluted Share	**0.44**	**0.62**	**0.51**	**0.59**	**0.63**
Average diluted shares outstanding	61,704	59,016	57,645	55,901	55,992

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 30

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 1Q'22	4Q'21	3Q'21	2Q'21	1Q'21
Adjusted Noninterest Expense	$ 50,705	$ 48,309	$ 46,811	$ 43,400	$ 43,879
Foreclosed property expense and net (loss)/gain on sale	164	175	(66)	90	65
Provision for unfunded commitments	(142)	—	(133)	—	—
Net Adjusted Noninterest Expense	**$ 50,727**	**$ 48,484**	**$ 46,612**	**$ 43,490**	**$ 43,944**
Revenue	$ 91,895	$ 90,995	$ 90,352	$ 81,124	$ 84,281
Total Adjustments to Revenue	452	(376)	30	55	114
Impact of FTE adjustment	117	123	131	131	131
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 92,464**	**$ 90,742**	**$ 90,513**	**$ 81,310**	**$ 84,526**
Adjusted Efficiency Ratio	**54.86 %**	**53.43 %**	**51.50 %**	**53.49 %**	**51.99 %**
Net Interest Income	$ 76,522	$ 72,289	$ 71,324	$ 65,802	$ 66,610
Impact of FTE adjustment	117	123	131	131	131
Net Interest Income including FTE adjustment	**$ 76,639**	**$ 72,412**	**$ 71,455**	**$ 65,933**	**$ 66,741**
Total noninterest income	15,373	18,706	19,028	15,322	17,671
Total noninterest expense	58,917	50,263	55,268	45,784	46,120
Pre-Tax Pre-Provision Earnings	**$ 33,095**	**$ 40,855**	**$ 35,215**	**$ 35,471**	**$ 38,292**
Total Adjustments to Noninterest Income	452	(376)	30	55	114
Total Adjustments to Noninterest Expense	(8,190)	(1,779)	(8,656)	(2,294)	(2,176)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 41,737**	**$ 42,258**	**$ 43,901**	**$ 37,820**	**$ 40,582**
Average Assets	$ 10,628,516	$ 10,061,382	$ 9,753,734	$ 9,025,846	$ 8,485,354
Less average goodwill and intangible assets	(304,321)	(267,692)	(254,980)	(235,964)	(237,323)
Average Tangible Assets	**$ 10,324,195**	**$ 9,793,690**	**$ 9,498,754**	**$ 8,789,882**	**$ 8,248,031**

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 31

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'22	4Q'21	Quarterly Trend 3Q'21	2Q'21	1Q'21
Return on Average Assets (ROA)	0.79 %	1.43 %	0.93 %	1.40 %	1.61 %
Impact of removing average intangible assets and related amortization	0.06	0.08	0.07	0.08	0.09
Return on Average Tangible Assets (ROTA)	0.85	1.51	1.00	1.48	1.70
Impact of other adjustments for Adjusted Net Income	0.21	(0.02)	0.23	0.04	0.05
Adjusted Return on Average Tangible Assets	**1.06**	**1.49**	**1.23**	**1.52**	**1.75**
Average Shareholders' Equity	$ 1,400,535	$ 1,303,686	$ 1,248,547	$ 1,170,395	$ 1,136,416
Less average goodwill and intangible assets	(304,321)	(267,692)	(254,980)	(235,964)	(237,323)
Average Tangible Equity	**$ 1,096,214**	**$ 1,035,994**	**$ 993,567**	**$ 934,431**	**$ 899,093**
Return on Average Shareholders' Equity	5.96 %	11.06 %	7.29 %	10.76 %	12.03 %
Impact of removing average intangible assets and related amortization	2.06	3.23	2.27	3.12	3.59
Return on Average Tangible Common Equity (ROTCE)	8.02	14.29	9.56	13.88	15.62
Impact of other adjustments for Adjusted Net Income	1.99	(0.18)	2.16	0.39	0.39
Adjusted Return on Average Tangible Common Equity	**10.01**	**14.11**	**11.72**	**14.27**	**16.01**
Loan Interest Income[1]	$ 67,198	$ 64,487	$ 64,517	$ 60,440	$ 62,390
Accretion on acquired loans	(3,717)	(3,520)	(3,483)	(2,886)	(2,868)
Interest and fees on PPP loans	(1,523)	(3,352)	(5,917)	(5,127)	(6,886)
Loan interest income excluding PPP and accretion on acquired loans	**$ 61,958**	**$ 57,615**	**$ 55,117**	**$ 52,427**	**$ 52,636**
Yield on Loans[1]	4.30 %	4.31 %	4.49 %	4.33 %	4.39 %
Impact of accretion on acquired loans	(0.24)	(0.24)	(0.24)	(0.21)	(0.20)
Impact of PPP loans	(0.06)	(0.13)	(0.22)	0.01	(0.04)
Yield on loans excluding PPP and accretion on acquired loans	**4.00 %**	**3.94 %**	**4.03 %**	**4.13 %**	**4.15 %**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 32

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 1Q'22	4Q'21	3Q'21	2Q'21	1Q'21
Net Interest income[1]	$ 76,639	$ 72,412	$ 71,455	$ 65,933	$ 66,741
Accretion on acquired loans	(3,717)	(3,520)	(3,483)	(2,886)	(2,868)
Interest and fees on PPP loans	(1,523)	(3,352)	(5,917)	(5,127)	(6,886)
Net interest income excluding PPP and accretion on acquired loans	**$ 71,399**	**$ 65,540**	**$ 62,055**	**$ 57,920**	**$ 56,987**
Net Interest Margin[1]	3.25 %	3.16 %	3.22 %	3.23 %	3.51 %
Impact of accretion on acquired loans	(0.15)	(0.15)	(0.15)	(0.14)	(0.15)
Impact of PPP loans	(0.05)	(0.10)	(0.18)	(0.06)	(0.11)
Net interest margin excluding PPP and accretion on acquired loans	**3.05 %**	**2.91 %**	**2.89 %**	**3.03 %**	**3.25 %**
Security Interest Income[1]	$ 10,218	$ 8,750	$ 7,956	$ 6,745	$ 6,485
Tax equivalent adjustment on securities	(37)	(37)	(38)	(39)	(39)
Security interest income excluding tax equivalent adjustment	**$ 10,181**	**$ 8,713**	**$ 7,918**	**$ 6,706**	**$ 6,446**
Loan Interest Income[1]	$ 67,198	$ 64,487	$ 64,517	$ 60,440	$ 62,390
Tax equivalent adjustment on loans	(80)	(86)	(93)	(92)	(92)
Loan interest income excluding tax equivalent adjustment	**$ 67,118**	**$ 64,401**	**$ 64,424**	**$ 60,348**	**$ 62,298**
Net Interest Income[1]	$ 76,639	$ 72,412	$ 71,455	$ 65,933	$ 66,741
Tax equivalent adjustment on securities	(37)	(37)	(38)	(39)	(39)
Tax equivalent adjustment on loans	(80)	(86)	(93)	(92)	(92)
Net interest income excluding tax equivalent adjustment	**$ 76,522**	**$ 72,289**	**$ 71,324**	**$ 65,802**	**$ 66,610**

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

SeacoastBank FIRST QUARTER 2022 EARNINGS PRESENTATION 33